UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 9, 2004

(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street Richmond, Virginia	23219
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: 804-697-1000

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report)

Page 1 of 43 Pages.

Exhibit Index Appears on Page 4

ITEM 5.	OTHER EVENTS AND REQUIRED FD DISCLOSURE

On March 9, 2004, Chesapeake Corporation (“Chesapeake” or the “Company”) entered into an underwriting agreement with Citigroup Global Markets Inc. and Banc of America Securities LLC, as representatives of the several underwriters listed therein (the “Underwriting Agreement”), in connection with the public offering of an aggregate of 3,650,000 shares of the Company’s common stock at a public offering price of $24 per share. Chesapeake granted to the offering syndicate a 30-day option to purchase up to 547,500 additional shares, solely to cover over-allotments, if any. The offering is being made pursuant to a prospectus supplement and related prospectus that form a part of the Company’s effective registration statement on Form S-3 (No. 333-111452) (the “Registration Statement”). The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein and in the Registration Statement by reference. The opinion of Chesapeake’s counsel as to the validity of the common stock is filed as Exhibit 5.1 to this Current Report on Form 8-K, and is incorporated herein and in the Registration Statement by reference.

On March 15, 2004, Chesapeake issued a press release announcing that it had completed the public offering of 3,650,000 shares of its common stock. The Company’s net proceeds from the sale of these shares, after deducting discounts, commissions and estimated expenses, are approximately $82.5 million. The information contained in the press release, which is attached as Exhibit 99.1 to this report, is incorporated herein by reference.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

1.1	Underwriting Agreement, dated March 9, 2004, among Chesapeake, Citigroup Global Markets Inc. and Banc of America Securities LLC, as representatives of the several underwriters listed therein.

5.1	Opinion of Hunton & Williams LLP.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1 hereto).

99.1	Press release, issued March 15, 2004, announcing completion of public offering of 3,650,000 shares of Chesapeake common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION (Registrant)

Date: March 15, 2004	BY:	/s/ Christine R. Vlahcevic

Christine R. Vlahcevic Controller (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated March 9, 2004, among Chesapeake, Citigroup Global Markets Inc. and Banc of America Securities LLC, as representatives of the several underwriters listed therein.

5.1	Opinion of Hunton and Williams LLP.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1 hereto).

99.1	Press release, issued March 15, 2004, announcing completion of public offering of 3,650,000 shares of Chesapeake common stock.